legal & compliance, llc

partners:	www.legalandcompliance.com
LAURA ANTHONY, ESQ.	WWW.SECURITIESLAWBLOG.COM
JOHN CACOMANOLIS, ESQ*	WWW.LAWCAST.COM
CHAD FRIEND, ESQ., LLM
LAZARUS ROTHSTEIN, ESQ.

OF COUNSEL:	e-mail:lrothstein@legalandcompliance.com
CRAIG D. LINDER, ESQ.**	Direct Dial: (561) 433-6217
PETER P. LINDLEY, ESQ., CPA, MBA
STUART REED, ESQ.
MARC S. WOOLF, ESQ.

*licensed in FL and NY

**licensed in FL, CA and NY

December 6 , 2017

Zenergy Brands, Inc.

5851 Legacy Circle, Suite 600

Plano, TX 75024

Re: Zenergy Brands, Inc. (formerly, The Chron Organization, Inc. Registration Statement on Form S-1 (File No. 333-221430 )

Gentlemen:

We have acted as counsel for The Chron Organization, Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 212,423,706 shares of Class A Common Stock, par value $0.001 per share (the “Registered Shares”) offered for resale by those certain selling stockholders (the “Selling Stockholders”) named in the Company’s registration statement on Form S-1 (Amendment No. 1) (File No. 333-221430 ) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Registered Shares have been validly authorized and, upon conversion or issuance, will be or are validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Nevada; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Legal & Compliance, LLC

By:	/s/ Laura Anthony
Laura Anthony, Esq.

330 CLEMATIS STREET, #217 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832